Exhibit 10.12

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. The Company has granted to the Grantee named in the Notice of Restricted Share Unit Grant (the “Notice”) to which this Restricted Share Unit Award Agreement (this “Agreement”) is attached, that number of RSUs under the Plan set forth in the Notice, subject to all of the terms and conditions set forth in the Notice, this Agreement and the Plan, the provisions of which are incorporated herein by reference and made an integral part of this Agreement. Unless otherwise defined herein or in the Notice, capitalized terms used herein shall have the meaning ascribed to them under the Plan.

2. Non-Transferability. Neither the RSUs nor any interest or right therein may be pledged or otherwise transferred (whether by operation of law or otherwise) in any manner, other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under the Plan.    The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

3. Issuance and Disposition of RSUs and Shares.

3.1. Legal Compliance. The grant of RSUs and the issuance of Shares upon settlement of RSUs shall be subject to compliance with all Applicable Laws as determined by the Company, including, applicable requirements of federal, state and foreign law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the settlement of an RSU and RSUs may not be settled, if the issuance of Shares upon settlement would constitute a violation of any Applicable Laws as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. Notwithstanding anything herein to the contrary, no RSUs may be settled unless (i) a registration statement under the Securities Act or equivalent laws of other applicable jurisdictions shall at the time of settlement of the RSUs be in effect with respect to the Shares issuable upon settlement of the RSUs, or (ii) if such Shares are not then so registered, the Committee has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act.

3.2. Provisions Governing Shares. Shares issued upon settlement of the RSUs shall be subject to the terms and conditions of the Plan and in this Agreement, the Articles of Association of the Company, any limitation, restriction or obligation included in any shareholders agreement applicable to all or substantially all of the holders of Shares (regardless of whether or not the Grantee is a formal party to such shareholders agreement), and any other governing documents of the Company. Furthermore, such Shares shall be subject to any additional terms and conditions in the Committee’s sole discretion, including, without limitation, restrictions or limitations on disposition of Shares (such as, but not limited to, lock-up/market stand-off), repurchase rights, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Law and with the requirements of any transaction entered into or proposed to be entered into by the Company.

3.3. Additional or Substituted Securities. In the event of a Recapitalization, a consolidation, a merger (including, a reverse merger and a reverse triangular merger), amalgamation or like transaction of the Company with or into another corporation, a reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division), or other similar occurrences, the Committee, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under this Agreement, will adjust the number and class of shares covered by each outstanding RSU under this Agreement. If any new, substituted or additional securities or other property (other than cash dividend) are distributed by reason of such occurrence with respect to any Shares which are subject to this Section 3, or into which such Shares thereby become convertible, then such substituted or additional securities or other property (if distributed) shall immediately be subject to this Section 3. Any adjustments to reflect the distribution of such securities or other property shall be conclusively determined by the Company. The terms and conditions contained herein and in the Plan in respect of the RSUs and/or the Shares shall apply to any new, substituted or additional securities or other property resulting from the above adjustments. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of Shares or other securities of the Company will not be treated as an event that will require adjustment.

3.4. Market Stand-Off. The Grantee specifically acknowledges that Grantee’s compliance with Section 17 of the Plan is a material precondition to the grant of RSUs and the issuance of any Shares in accordance with the Plan, and without limitation of Section 17 of the Plan, if requested by the Company, the Grantee hereby agrees to execute a market stand-off undertaking in a form approved by a Company.

3.5. Merger/Sale. In the event of a Merger/Sale, the provisions of Section 14(b) of the Plan shall apply.

3.6. Data Privacy; Data Transfer.

3.6.1. Information related to the Grantee and Award(s) hereunder, as shall be received from Grantee or others, and/or held by, the Company or its Affiliates from time to time, and which information may include sensitive and personal information related to the Grantee (including, but not limited to, his or her name, details of all equity awards or any other entitlement to stock awarded, canceled, exercised, vested, unvested or outstanding in his or her favor) (the “Information”), will be used by the Company or its Affiliates (or third parties appointed by any of them, including the Trustee) to comply with any applicable legal requirement, or for administration of the Plan as they deems necessary or advisable, or for the respective business purposes of the Company or its Affiliates (including in connection with transactions related to any of them). The Company and its Affiliates shall be entitled to transfer the Information among the Company or its Affiliates and to third parties for the purposes set forth above, which may include persons located abroad (including, any person administering the Plan or providing services in respect of the Plan or in order to comply with legal requirements, or the Trustee, their respective officers, directors, employees and representatives, and the respective successors and assigns of any of the foregoing), and any person so receiving Information shall be entitled to transfer it for the purposes set forth above. The Company shall use commercially reasonable efforts to ensure that the transfer of such Information shall be limited to the reasonable and necessary scope. By receiving an Award hereunder, Grantee acknowledges and agrees that the Information is provided at Grantee’s free will and that Grantee hereby consents to the storage and transfer of the Information as set forth above.

3.7. Further Assurance. The Grantee shall execute (and authorizes any person designated by the Company to so execute, as well as (if applicable) the Trustee holding any Shares for the Grantee’s behalf) such separate documents and agreements, as may be requested by the Company, relating to matters set forth in or otherwise for the purpose of implementing Section 3.2 and Section 3.2 of this Agreement, or any other obligation or undertaking of the Grantee hereof or under the Plan. The execution of such documents or agreements may be a condition by the Company to the exercise of any Award and the Company (and, if applicable, the Trustee) may exercise its authorization above and sign such documents or agreement on behalf of the Grantee or subject the Grantee to the provisions of such agreements.

4. Settlement of Restricted Share Units.

4.1. Settlement of Restricted Share Units. On each Vesting Date, or as soon as practicable thereafter, the Company shall deliver one Share with respect to each RSU that vests on such Vesting Date subject to satisfaction of any Withholding Obligations. Unless and until the RSU vests, the Grantee has no right to the settlement of such RSU. Prior to actual settlement in respect of any vested RSU, the RSU will represent an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. The Company shall cause to be delivered to the Grantee (or in the event of his or her death, to his or her estate or such other person as specified in Section 3.3 hereof), the full number of Shares underlying the RSUs with respect to each RSU that vests on such Vesting Date as soon as reasonably practicable following such Vesting Date (but no later than sixty (60) days following the vesting date) subject to the Grantee satisfying any applicable Withholding Obligations.

[Notwithstanding any other provision of this Agreement to the contrary, the Committee may provide that any Shares issued in settlement of the RSUs shall be held and/or evidenced in such manner as the Committee may, in its discretion, determine, including, without limitation, by issuing the Shares to a Trustee which shall hold such Shares for the benefit of the Grantee.]1

[1]	NTD: Delete for U.S. Grantees.

4.2. Period of Restriction. The Period of Restriction (the vesting schedule) with respect to the RSUs shall be as set forth in the Notice. Subject to the terms of the Plan, all RSUs for which the Period of Restriction had not lapsed prior to the date of the Grantee’s termination (for any reason) shall be immediately forfeited and terminated without consideration therefor. Notwithstanding the foregoing, the Board or the Committee has the discretion to accelerate the vesting of any RSUs at any time. In that case, such RSUs will be vested as of the date specified by the Board or the Committee, as applicable.

4.3. Death of Grantee. Any distribution or delivery to be made to the Grantee under this Agreement will, if the Grantee is then deceased, be made to the administrator or executor of his or her estate or, if the Board or the Committee permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.

5. Legend. The Company may at any time place legends referencing the restriction imposed on the Shares (including, without limitation, right of first refusal) and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Agreement. The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to RSUs in the possession of the Grantee in order to carry out the provisions of this Section 5. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE COMPANY’S ARTICLES OF ASSOCIATION, THE COMPANY’S SHARE INCENTIVE PLAN AND THE RESTRICTED SHARE UNIT AWARD AGREEMENT WITH THE COMPANY, EACH AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

6. Term and Expiration. The RSUs shall expire in accordance with the Plan, including in case the Grantee’s employment or service terminates for any reason.

7. Tax Matters and Consultation.

7.1. Acknowledgements. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR DISPOSING OR SELLING SHARES ISSUED UPON SETTLEMENT HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE. Without derogating from Section 18 of the Plan, and notwithstanding anything to the contrary, including the indication under “Intended Type of Award” above, the Company does not undertake, and shall be under no duty to ensure, and no representation or commitment is made, that the RSUs qualify or will qualify under, or that the Grantee will benefit from, any particular tax treatment (such as under Section 102 of the Ordinance or any other treatment), nor shall the Company be required to take any action for the qualification of any RSUs under such tax treatment and no indication in any document to the effect that any Award is intended to qualify for any tax treatment shall imply such an undertaking or representation. If the RSUs do not qualify under any particular tax treatment it could result in adverse tax consequences to the Grantee. By signing below, Grantee agrees that the Company and its Affiliates and the Trustee, as applicable, and their respective employees, directors, officers and shareholders shall not be liable for any tax, penalty, interest or cost incurred by Grantee as a result of such determination, nor will any of them have any liability of any kind or nature in the event that, for any reason whatsoever, if RSUs do not qualify for any particular tax treatment.

7.2. Tax Withholding.

7.2.1. No Shares will be issued to the Grantee until the Grantee makes satisfactory arrangements (as determined by the Board or the Committee) for the payment of Withholding Obligations related to the RSUs and legally applicable to the Grantee that the Board or the Committee determines must be withheld in accordance with Section 18 of the Plan (“Tax-Related Items”), including those that result from the grant, vesting, or payment of the RSUs, the subsequent sale of Shares acquired pursuant to such payment, or the receipt of any dividends. If the Grantee fails to make satisfactory arrangements for the payment of any Tax-Related Items under this Agreement when any of the RSUs otherwise are supposed to vest or Tax Related Items related to RSUs otherwise are due, the Grantee will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company.

7.2.2. The Company and its Affiliates and the Trustee has the right (but not the obligation) to satisfy any Tax-Related Items by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent).

7.2.3. The Company and its Affiliates and the Trustee also has the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to the Grantee), and this will be the method by which such tax withholding obligations are satisfied until the Company determines otherwise, subject to Applicable Law.

7.2.4. The Company and its Affiliates and the Trustee also has the right (but not the obligation) to require the Grantee to pay to the Company or its Affiliate or the Trustee the amount of any Tax-Related Items in cash, or make other arrangements satisfactory to the Board or the Committee for the satisfaction of such Tax-Related Items as permitted by Applicable Law.

7.2.5. Further, if the Grantee is subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, the Company and/or any Affiliate for whom the Grantee is performing services (each, an “Employer”) or former Employer(s) or the Trustee may withhold or account for tax in more than one jurisdiction.

7.2.6. The Company or an Affiliate or the Trustee may, in the discretion of the Committee, provide for alternative arrangements to satisfy applicable tax or other compulsory payment withholding or deduction requirements in accordance with Section 18 of the Plan.

7.2.7. Regardless of any action the Company or any Affiliate or the Trustee takes with respect to any or all Tax-Related Items, the Grantee acknowledges that the ultimate liability for all such taxes is and remains the Grantee’s responsibility, and that the Company and its Affiliates and the Trustee does not: (i) make any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of the RSUs, including the grant or vesting thereof, the subsequent sale of Shares and the receipt of any dividends; or (ii) commit to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for such tax.

7.3. Code Section 409A.

7.3.1. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with all related U.S. Department of Treasury guidance, “Section 409A”). However, notwithstanding any other provision of the Plan, this Agreement or the Notice to the contrary, if the Committee determines that the RSUs or any amounts payable under this Agreement may be subject to Section 409A, the Committee may adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies or procedures (including amendments, policies and procedures with retroactive effective), or take any other action that the Committee determines to be necessary or appropriate to either (a) exempt the amounts payable under this Agreement from Section 409A and/or preserve the intended tax treatment of such amounts, or (b) comply with the requirements of Section 409A; provided, however, that nothing in this Section 7 shall create any obligation on the part of the Company to adopt any such amendment or take any other action.

7.3.2. If the vesting of any RSUs is accelerated in connection with a termination of the Grantee’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A and (x) the Grantee is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Grantee within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.

7.3.3. If the Grantee’s status as a Service Provider terminates due to death or the Grantee dies after the Grantee stops being a Service Provider, the delay under Section 7.3.2 of this Agreement will not apply, and the RSUs will be paid in Shares to the Grantee’s estate (or such other person as specified in Section 4.3 herein) as soon as practicable.

7.3.4. Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).

8. Section 102 Awards.

8.1. Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date hereof means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

8.2. 102 Award Grant Date.

8.2.1. Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 8.2.2, provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Awards, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if this Agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 8.2.2), then such 102 Trustee Award shall be deemed granted on such later date as this Agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

8.2.2. Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into this Agreement and any agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section 8.2. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice or in any corporate resolution or any agreement.

8.3. To the extent and with respect to 102 Trustee Awards, the Grantee acknowledges, undertakes and confirms that: (i) the Grantee fully understands that Section 102 of the Ordinance and the rules and regulations enacted thereunder apply to the RSUs, and (ii) the Grantee understands the provisions of Section 102 of the Ordinance, the tax track chosen thereunder and the implications thereof. If applicable, the terms of such RSUs shall also be subject to the terms of the Trust Agreement and the Grantee shall sign all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement.

8.4. Without derogating from the generality of the foregoing, to the extent and with respect to any RSUs that are 102 Capital Gain Track Awards, and as required by Section 102 of the Ordinance and the Rules, the Grantee acknowledges, undertakes and confirms in writing the following (which shall be apply and relate to all Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof, if any):

8.4.1. The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” and the applicable rules and regulations promulgated thereunder, as amended from time to time;

8.4.2. The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” in particular, and its tax consequences; the Grantee agrees that the RSUs and Shares that may be issued upon settlement thereof (or otherwise in relation thereto), will be held by a trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the Holding Period, as defined in Section 102 of the Ordinance under the “Capital Gain Track”. The Grantee understands that any release of such RSUs or Shares from trust, or any sale of the Shares prior to the termination of the Holding Period, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

8.4.3. The Grantee agrees to the Trust Agreement signed between the Company, his or her employing company and the Trustee appointed pursuant to Section 102 of the Ordinance and shall sign all documents requested by the Company or the Trustee, in accordance with and under the Trust Agreement.

9. Termination; Amendment. The Grantee acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 23 of the Plan.

10. Miscellaneous.

10.1. Acknowledgements. By signing this Agreement, the Grantee: (a) acknowledges and represents that the Grantee has received copies of, and has read and is familiar with the terms and conditions of, the Notice, the Plan and this Agreement, (b) accepts the RSUs and agrees that the RSUs, the Shares issued upon the settlement thereof and/or any securities issued or distributed with respect thereto are subject to all of the terms and conditions of the Notice, the Plan, this Agreement, the Trust Agreement and any other documents ancillary hereto or thereto, and (c) agrees to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee upon any questions arising under the Notice, the Plan or this Agreement (whether before or after the issuance of Shares pursuant to the RSUs). While certain terms and conditions are included in this Agreement, such terms and conditions shall not in any way derogate from the applicability of all other terms and conditions set forth in the Plan. The Grantee acknowledges that the terms and conditions of the Plan may be amended from time to time as set forth therein, and therefore, any reference to the Plan shall be deemed to refer to the Plan as amended from time to time, including any amendments adopted after the Date of Grant. Further, the Grantee is aware that the Company may in the future issue additional Shares and grant additional Awards to various entities and individuals, as the Company in its sole discretion shall determine. Unless otherwise stated, in the event of any inconsistency or contradiction between any of the terms of this Agreement and the provisions of the Plan, the terms and provisions of this Agreement shall prevail.

10.2. No Disclosure. Subject to Applicable Law, this Agreement is confidential information of the Company and may not be disclosed by Grantee to any person, other than (if applicable) the Trustee or as may otherwise be reasonably required in accordance with Applicable Law.

10.3. No Retention or Employment Rights. Nothing in the Plan or this Agreement confers upon any Grantee the right to be (or be treated as) an employee of, or continue in the employ of, or be in the service of the Company or any Affiliate thereof as a Service Provider or to be entitled to any remuneration or benefits not set forth in this Agreement, or to interfere with or limit in any way the right of the Company or any such Affiliate to terminate such Grantee’s employment or service (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s employment or service or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee). RSUs granted under this Agreement shall not be affected by any change in duties or position of a Grantee, subject to Section 21 of the Plan. No Grantee shall be entitled to claim and the Grantee hereby waives any claim against the Company or any Affiliate thereof that he or she was prevented from continuing to vest RSUs as of the date of termination of his or her employment with, or services to, the Company or any Affiliate thereof. No Grantee shall be entitled to any compensation in respect of the RSUs which would have vested had such Grantee’s employment or engagement with the Company (or any Affiliate thereof) not been terminated.

10.4. Survival. The Grantee shall be bound by and the Shares issued upon settlement or (if applicable) the vesting of any RSUs granted hereunder shall remain subject to the Plan after the settlement or (if applicable) the vesting of RSUs, in accordance with the terms of the Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Affiliates.

10.5. Further Assurances. The Grantee shall perform such further acts and execute such further documents as may reasonably be necessary by the Company to carry out and give full effect to the provisions of this Agreement and the Plan.

10.6. Fractional Shares. No fractional Share shall be issuable upon settlement or vesting of any RSUs. Unless a different rounding rule is applied by the Company (or the Trustee), the number of Shares to be issued shall be rounded down to the nearest whole Share, with any Share remaining at the last vesting date due to such rounding to be issued upon (and subject to) settlement at such last vesting date.

10.7. Entire Agreement. This Agreement (together with the Notice and all Exhibits) and the Plan constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersede all prior agreements and understandings, both written and oral (with no concession being made as to the existence of any such agreements and understandings).

10.8. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

10.9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of law provisions thereof. Any dispute arising under or proceeding in relation to this Agreement shall be resolved exclusively in the competent court in Tel Aviv-Jaffa, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

10.10. Conformity to Securities Laws. Grantee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and may be settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. The Grantee agrees and acknowledges that the Grantee will not transfer in any manner the Shares or other securities issued pursuant to the RSUs granted by this Agreement unless (i) the transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder, or (ii) counsel for the Company shall have reasonably concluded that no such registration is required because of the availability of an exemption from registration under the Securities Act. To the extent permitted by any Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

10.11. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

10.12. Severability. If any term or other provision of this Agreement is invalid, illegal, inoperative or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect and the validity and effect of the other provisions hereof shall not be affected thereby.

10.13. Other Plans Unaffected. The Grantee acknowledges that any income derived from this RSU award shall not affect the Grantee’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

10.14. No Rights as a Shareholder Prior to Issuance of Shares. Neither the Grantee nor any other person shall become the beneficial owner of the Shares underlying the RSUs, nor have any rights to dividends or other rights as a shareholder with respect to any such Shares, until and after such Shares, if any, have been actually issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Grantee or any person claiming under or through the Grantee.

10.15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and enforceable against the parties, and all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile transmission, electronic transmission or electronic signature shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

- Signature Pages Following -

IN WITNESS WHEREOF, the parties have duly executed and delivered this RESTRICTED SHARE UNIT AWARD AGREEMENT as of the date last written below.

Grantee:	Otonomo Technologies Ltd.

Name:	Name:
ID No.:	Title:
Date:	Date:

EXHIBIT B

THE PLAN

as of the date hereof, subject to further amendments